Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
of CDL Nuclear Technologies, Inc.
(successor by merger to CDL Medical Technologies, Inc.)

We have audited the accompanying consolidated balance sheets of CDL Medical Technologies, Inc. and Subsidiary as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in stockholders equity and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CDL Medical Technologies, Inc. and Subsidiary as of December 31, 2002 and 2001, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Schneider Downs & Co., Inc.

Pittsburgh, Pennsylvania
June 16, 2004

CDL MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2002 and 2001

(Amounts in thousands, except per share data)

	2002	2001
	Restated
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,936	$1,175
Trade accounts receivables, net	3,182	2,760
Securities, available for sale, at market	2,012	667
Other current assets	33	36
TOTAL CURRENT ASSETS	7,163	4,638

PROPERTY AND EQUIPMENT, net	21,078	20,682
NOTE RECEIVABLE, affiliate	772	—
OTHER ASSETS	11	19
GOODWILL AND OTHER INTANGIBLE ASSETS, net	343	474

TOTAL ASSETS	$29,367	$25,813

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$3,179	$684
Current portion of capital lease obligations	3,058	4,308
Accounts payable and other accrued expenses	981	1,214
Stockholders’ distribution payable	2,515	—
TOTAL CURRENT LIABILITIES	9,733	6,206

LONG-TERM LIABILITIES:
Long-term debt, less current portion	6,531	422
Capital lease obligations, less current portion	9,049	15,827
TOTAL LONG-TERM LIABILITIES	15,580	16,249

TOTAL LIABILITIES	25,313	22,455

STOCKHOLDERS’ EQUITY
Common Stock, $1 par value, 100 shares authorized, issued and outstanding	—	—
Additional paid-in capital	120	120
Retained earnings	4,555	3,569
Accumulated other comprehensive loss	(621)	(331)
TOTAL STOCKHOLDERS’ EQUITY	4,054	3,358

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$29,367	$25,813

The accompanying notes are an integral part of these consolidated financial statements.

CDL MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2002 and 2001

(Amounts in thousands)

	2002	2001
	Restated

REVENUES	$21,980	$12,671

COSTS OF OPERATIONS:
Costs of services	10,661	6,760
Provision for doubtful accounts	406	—
Depreciation and amortization	5,446	3,304
TOTAL COSTS OF OPERATIONS	16,513	10,064

GROSS PROFIT	5,467	2,607

OTHER INCOME (EXPENSES):
Loss on sale of assets and securities	(150)	(439)
Interest and dividends	68	19
Equity in income of affiliated Partnerships	—	223
Interest expense, net	(1,569)	(1,025)
	(1,651)	(1,222)

NET INCOME	$3,816	$1,385

The accompanying notes are an integral part of these consolidated financial statements.

CDL MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

(Amounts in thousands, except share data)

					Accumulated
			Additional		Other
	Common Stock		Paid-In	Retained	Comprehensive
	Shares	Amount	Capital	Earnings	Income (Loss)	Total

BALANCE AT DECEMBER 31, 2000, as previously reported	100	$—	$120	$1,911	$(590)	$1,441

Correction in accounting for depreciation	—	—	—	514	—	514

BALANCE AT DECEMBER 31, 2000, as restated	100	$—	$120	$2,425	$(590)	$1,955

Net income	—	—	—	1,385	—	1,385
Other comprehensive income:
Change in unrealized loss on securities available for sale	—	—	—	—	259	259
Comprehensive income						1,644
Stockholders’ distributions	—	—	—	(241)	—	(241)

BALANCE AT DECEMBER 31, 2001, as restated	100	—	120	3,569	(331)	3,358

Net income	—	—	—	3,816	—	3,816
Other comprehensive income:
Change in unrealized loss on securities available for sale	—	—	—	—	(290)	(290)
Comprehensive income						3,526
Stockholders’ distributions	—	—	—	(2,830)	—	(2,830)

BALANCE AT DECEMBER 31, 2002, as restated	100	$—	$120	$4,555	$(621)	$4,054

The accompanying notes are an integral part of these consolidated financial statements.

CDL MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

(Amounts in thousands)

	2002	2001
	Restated
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,816	$1,385
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,446	3,304
Loss on sale of assets	150	439
Equity in income of affiliated Partnerships	—	(223)
Other	122	(159)
Changes in operating assets and liabilities:
Trade accounts receivable, net	(422)	(1,050)
Other current assets	(5)	2
Accounts payable and other accrued expenses	260	336

NET CASH PROVIDED BY OPERATING ACTIVITIES	9,367	4,034

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of securities available for sale, net	(1,838)	(359)
Proceeds from sale of assets	85	2,095
Advances issued to affiliate	(756)	—
Cash paid for acquisition of Partnership assets (RCA/CDL)	(353)	—
Distributions received from affiliate	—	280
Additions to property and equipment	(581)	(1,254)
Other	—	3

NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(3,443)	765

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings on long-term debt	351	—
Scheduled repayments of long-term debt and capital lease obligations	(5,208)	(3,515)
Stockholders’ distributions paid	(306)	(232)

NET CASH (USED IN) FINANCING ACTIVITIES	(5,163)	(3,747)

INCREASE IN CASH AND CASH EQUIVALENTS	761	1,052
CASH, BEGINNING OF PERIOD	1,175	123

CASH, END OF PERIOD	$1,936	$1,175

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$1,430	$1,016

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

Stockholders’ distributions accrued	$2,515	—
Equipment additions under capital leases	7,447	15,544
Note payable incurred to refinance former capital leases	7,518	—

The accompanying notes are an integral part of these consolidated financial statements.

CDL MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002 and 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

CDL Medical Technologies, Inc. (an S Corporation)(“Company”) is engaged in the business of renting medical scanning equipment and providing various other services to hospitals and physicians in the Northeastern United States.

Basis of Preparation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States.

Consolidated Financial Statements

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, CDL Medical, LLC.  All significant inter-company balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

Revenues from equipment rental contracts (primarily Mobile Facilities) are recognized when services are provided.  Revenues are presented net of related contractual adjustments, which represent the difference between the Company’s charge for a procedure and what it will ultimately receive from its customers.

Cash Equivalents

Cash equivalents are generally composed of liquid investments with original maturities of three months or less, such as certificates of deposit and commercial paper.

Property and Equipment

Property and equipment are stated at cost.  Major renewals and betterments are capitalized while replacements, maintenance and repairs, which do not improve or extend the life of the respective assets, are expensed currently.  When assets are sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations.

Depreciation is computed using the straight-line method based upon the following useful lives:

Building and improvements	15 to 39 years
Equipment and vehicles – owned	5 to 7 years
Equipment and vehicles - capital lease	5 to 7 years
Office furniture and equipment	3 to 7 years

Income Taxes

The Company, with the consent of its stockholders, has elected not to be subject to federal or Pennsylvania corporate income taxes under respective Subchapter S elections.  In lieu of corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company’s income.  Therefore, no provision for federal or state income taxes has been included in the consolidated financial statements.

Comprehensive Income (Loss)

Components of comprehensive income are changes in equity other than those resulting from investments by owners and distributions to owners.  Net income (loss) is the primary component of comprehensive income.  The Company’s only component of comprehensive income other than net income (loss) is the change in unrealized gain or loss on securities available for sale.  The aggregate amounts of such changes to equity that have not yet been recognized in net income are reported in the equity portion of the consolidated balance sheets as accumulated other comprehensive income (loss).

Goodwill and Other Intangible Assets

Goodwill represents the excess purchase price paid by the Company over the fair value of the tangible and intangible assets and liabilities.  In accordance with SFAS No. 142, the goodwill is not being amortized, but instead will be subject to an annual assessment of impairment by applying a fair-value based test.  Goodwill at December 31, 2002 and 2001 was $329 thousand.

Other intangible assets are stated at cost and are being amortized as follows using the straight-line method:  Loan origination fees - over the term of the related loans; Customer-based intangible assets arising from business combinations and the purchase of service contracts - over the average life of the contracts.  Estimated aggregate amortization for the year ended December 31, 2002 is $14 thousand.

New Pronouncements

In June 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations.”  SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or the normal operation of a long-lived asset, except for certain obligations of lessees.  SFAS 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made.  The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS 143 is effective for fiscal years beginning after June 15, 2002 and is not expected to have a material impact on the Company’s financial condition and results of operations.

The Company adopted SFAS No. 141, “Business Combinations” on July 1, 2001.  SFAS 141 is effective for combinations initiated after June 30, 2001.  SFAS 141 eliminates the pooling-of-interests method of accounting and further clarifies the criteria for recognition of intangible assets separately from goodwill.  In accordance with SFAS 141, the Company identified acquired intangible assets, their respective fair values and amortization periods related to each acquisition.  The Company has made an allocation of values to these identifiable intangible assets.

SFAS No. 142, “Goodwill and Other Intangible Assets” was issued in July 2001 and is effective for fiscal year beginning January 1, 2002.  The Company adopted SFAS 142 on January 1, 2002.   SFAS 142 eliminates the amortization of goodwill, permits indefinite-lived intangible assets and initiates an annual review for impairment.  Identifiable intangible assets with a determinable useful life will continue to be amortized.  Impairment results when the fair value of the Company’s reporting units including goodwill, is less than its carrying value.  The Company completed a review of impairment for goodwill and other intangible assets, indicating no impairment as of December 31, 2002.

In August 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which is effective for fiscal years beginning after December 15, 2001.  SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets.  SFAS 144 supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of,” and the accounting and reporting provisions of APB Opinion No. 30, “Reporting the Results of Operations – Reporting the Effects and Transactions,” for the disposal of a segment of a business (as previously defined in that Opinion).  The Company adopted SFAS 144 on January 1, 2002, which did not have an impact on the Company’s financial condition and results of operations.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.”  SFAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities.  SFAS 146 is effective for exit or disposal activities initiated after December 31, 2002.  The Company does not expect the adoption of SFAS 146 to have an impact on its financial condition and results of operations.

NOTE B - TRADE ACCOUNTS RECEIVABLES

Trade accounts receivables, net are comprised of the following (amounts in thousands):

	December 31,
	2002	2001

Trade accounts receivables	$3,267	$2,760
Less: Allowances for doubtful accounts	85	—
Trade accounts receivables, net	$3,182	$2,760

The allowances for doubtful accounts includes management’s estimate of the amounts expected to be written off on specific accounts and for write-offs on other unidentified accounts included in accounts receivable.  In estimating the write-offs and adjustments on specific accounts, management relies on a combination of in-house analysis and a review of contractual payment rates from various healthcare providers.  In estimating the allowance for unidentified write-offs and adjustments, management relies on historical experience.  The amounts that Company will ultimately realize could differ materially in the near term from the amounts assumed in arriving at the allowance for doubtful accounts in the financial statements.

NOTE C - PROPERTY AND EQUIPMENT

Property and equipment, net are stated at cost and are comprised of the following (amounts in thousands):

	December 31,
	2002	2001

Land	$3	$3
Building and improvements	109	89
Equipment and vehicles – owned	2,406	4,020
Equipment and vehicles – capital leases	24,903	19,994
Office furniture	59	30
	27,480	24,136
Less: Accumulated depreciation and amortization	6,547	5,595
	20,933	18,541
Equipment deposits	145	2,141
Property and equipment, net	$21,078	$20,682

NOTE D - SECURITIES, AVAILABLE FOR SALE

The Company’s securities are categorized as “available for sale” securities and are stated at fair value.  The Company’s portfolio as of December 31, 2002 and 2001 is summarized as follows (in thousands):

December 31, 2002:

	Cost	Gross Unrealized Gains	Gross Unrealized (Losses)	Fair Value

Equity securities	$1,671	$46	$(649)	$1,068
Corporate bonds	48	8	—	56
Municipal bonds	914	—	(26)	888

	$2,633	$54	$(675)	$2,012

Amortized cost and fair value of debt securities (corporate and municipal bonds) at December 31, 2002, by contractual maturity, were as follows:

	Cost	Fair Value

Due in 5-10 years	$34	$41
Due after 10 years	928	903

	$962	$944

December 31, 2001:

	Cost	Gross Unrealized Gains	Gross Unrealized (Losses)	Fair Value

Equity securities	$998	$63	$(394)	$667

Changes in the carrying value of investment securities are accounted for as unrealized gains or losses within the equity section of the Company’s consolidated balance sheets, while a realized gain or loss is reported on the actual sale of an investment security using the average cost method.

During the years ended December 31, 2002 and 2001, sales proceeds on securities available for sale were $109 thousand and $1.1 million, respectively.  Gross realized gains were $2 thousand and $12 thousand and gross losses were ($3 thousand) and ($476 thousand) on sales of securities classified as available for sale for the years ended December 31, 2002 and 2001, respectively.

NOTE E - INVESTMENTS IN AFFILIATES

RCA/CDL Imaging Services:

RCA/CDL Imaging Services was a partnership in which the Company and Radiology Consultants Association (RCA) held partnership interests of 49% and 51%, respectively.  As of the close of business on December 31, 2001, the Company purchased RCA’s 51% interest for $373 thousand which is included in current liabilities on the balance sheet at December 31, 2001.  Subsequent to December 31, 2001, this amount was adjusted down to $353 thousand.  As a result, the Partnership was terminated and all existing balance sheet accounts of the Partnership were combined with those of the Company.  Goodwill of $329 thousand was recorded as of December 31, 2001.

Formerly, the carrying value of the investment approximated the Company’s 49% share of the underlying capital of the Partnership.  As a general partner, the Company was obligated to provide financial support to the Partnership.  The Company did apply the equity method of accounting to reflect the investment in this Partnership.

Transactions between the Partnership and the Company were limited to activities in the normal course of business.  Transactions between the Partnership and the Company for the year ended December 31, 2001 included rental income from the Partnership for use of equipment of $552 thousand, rent expense for use of Partnership equipment of $94 thousand, and wage expenses for use of Partnership employees of $231 thousand.

The Partnership agreement provided for management fees to be paid to the Company for services performed by the Company personnel and for expenses incurred by the Company on behalf of the Partnership.  These fees totaled $159 thousand for the year ended December 31, 2001

The following is a summary of financial position and results of operations of RCA/CDL Imaging Services as derived from audited financial statements for the year ended December 31, 2001 (in thousands):

Total Assets	$1,871

Liabilities and Partners’ Capital:
Total liabilities	$1,786
Partners’ capital	86
Total Liabilities and Partners’ Capital	$1,872

Total Revenues	$3,188

Net Income	$445

CDL Medical LLC:

During the year ended December 31, 2001, the Company created a subsidiary single member LLC (CDL Medical LLC), which is a 1% General Partner in LSW Limited Partnership (LSW) also of common ownership.  LSW has a 15% (non-controlling) interest in Emerald Suites, LLC, which builds, owns and rents commercial real estate (including CDL Medical Technologies, Inc.’s current office space).  The recorded amount of the investment at December 31, 2002 and 2001 was approximately $3 thousand.

NOTE F - NOTE RECEIVABLE FROM AFFILIATE

At various times throughout 2002, the Company advanced monies to a related party (affiliated through common ownership).  The loan agreement provides for interest to accrue at 6% per annum.  As of December 31, 2002, the affiliate was in technical default of the loan agreement because no payments of principal or interest had been made.  Therefore, as of December 31, 2002, the note ($756 thousand) and accrued interest ($16 thousand) have been classified as an other asset on the consolidated balance sheets.    The note is personally guaranteed by the Company’s majority stockholder and his spouse (70%) and by a stockholder of the affiliated company and his spouse (30%).

NOTE G - ACQUISITION OF ASSETS

During March 2001, the Company purchased certain assets of Boyce Technology Associates, Inc. totaling $319 thousand of which $305 thousand was for customer-based intangible assets and $14 thousand for equipment.  In connection with the transaction, the Company assumed $5 thousand of debt and issued a note payable in the amount of $314 thousand.

NOTE H - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and other accrued expenses are comprised of the following (in thousands):

	December 31,
	2002	2001

Accounts payable	$557	$456
Accrued wages	350	213
Sales tax payable	7	8
Corporate taxes, other than income	26	6
Accrued profit sharing contribution	41	37
Due to RCA	—	373
Other accrued expenses	—	121
	$981	$1,214

NOTE I - LONG-TERM DEBT

Long-term debt outstanding is summarized as follows (in thousands):

	December 31,
	2002	2001
The Company has several notes payable to PNC Bank, N.A. related to various equipment purchases with monthly payments totaling $46 thousand. The notes payable bear interest at rates ranging from 7.35% to 8.60% and have maturity dates in June 2002 through February 2004. All notes are secured by the related equipment and personally guaranteed by the President/majority stockholder of the Company.	$374	$858

Note payables to finance companies related to various vehicle purchases with monthly payments totaling $7 thousand and bearing interest at rates ranging from .9% to 8.9%. The notes are secured by the vehicles purchased and have maturity dates ranging from February 2002 through August 2007.	140	79

Note payable to Laurel Capital Corporation in the original amount of $2.1 million. This note provides for monthly principal payments of $34 thousand, plus interest at the prime rate plus .5% (4.75% at December 31, 2002). This note is secured by medical equipment and vehicles purchased, are personally guaranteed by the President of the Company and are scheduled to mature in August 2007.	1,951	—

Note payable to Laurel Capital Corporation in the original amount of $7.5 million. This note was incurred to refinance former capital lease obligations (8) with Laurel Capital Corporation (see Note J). The note provides for monthly principal payments of $188 thousand, plus interest at the prime rate plus .5% (4.75% at December 31, 2002). This note is secured by the related medical equipment and vehicles, is personally guaranteed by the President of the Company and is scheduled to mature in January 2006.	6,954	—

Note payable to Boyce Technology Associates, Inc. for the purchase of its business assets (see Note G). The agreement provides for monthly payments of $20 thousand, including interest at 8.00%. The note was secured by the business assets purchased and matured in September 2002.	—	169

Note payable to Siemens Financial Services, Inc. in the original amount of $313 thousand. The note provides for monthly payments of $6 thousand, including interest at 6.6%. This note is secured by the mobile trailer purchased and is scheduled to mature in April 2007.	291	—
	9,710	1,106
Less: portion payable within one year and classified as current.	3,179	684
Total Long-Term Debt	$6,531	$422

Future maturities of long-term debt are as follows for the years ended December 31 (in thousands):

2003	$3,179
2004	2,785
2005	2,759
2006	685
2007	302
$9,710

NOTE J - CAPITAL LEASE OBLIGATIONS

Capital lease obligations are summarized as follows (in thousands):

	December 31,
	2002	2001
The Company has several capital lease obligations (17) with GE Healthcare Financial Services for mobile MRI equipment, nuclear camera, PET equipment and vehicles. The lease agreements provided for monthly payments of $262 thousand, including interest at rates ranging from 5.50% to 7.00% per annum, with various maturity dates from October 2006 through December 2007. All obligations are personally guaranteed by the President/majority stockholder of the Company.	$9,828	$8,225

Capital lease obligation for MRI units with monthly payments of $66 thousand, including interest at 7.36% per annum, through January 2004. This obligation was assumed in connection with the Company’s purchase of RCA/CDL described in Note E.	760	1,523

Capital lease obligations for MRI scanning equipment and a nuclear imaging camera with monthly payments of $6 thousand, including interest at rates ranging from 7.80% to 9.91%, with various maturity dates from November 2003 through March 2004.	76	140

Capital lease obligation for a mobile PET scanner with monthly payments of $32 thousand including interest at 6.1% per annum through March 2007.	$1,443	$1,644

Capital lease obligations (8) with Laurel Capital Corporation for various mobile and nuclear equipment, which were refinanced in 2002 through long-term debt obligations with the same entity (see Note I). The lease agreements provided for monthly payments of $220 thousand, including interest at rates ranging from 8.20% to 9.60% per annum, with various maturity dates from November 2004 through April 2006. All obligations were personally guaranteed by the President/majority stockholder of the Company.	—	8,603
	12,107	20,135
Less: portion payable within one year and classified as current.	3,058	4,308
Long-Term Portion	$9,049	$15,827

Future maturities of capital lease obligations are as follows for the years ending December 31 (in thousands):

2003	$3,855
2004	3,136
2005	3,059
2006	3,002
2007	710
13,762
Less amount representing interest	1,655
$12,107

The assets and liabilities under these capital leases are recorded at the present value of the minimum lease payments, which approximates their fair market value.  The assets are being depreciated over their estimated useful lives using a straight-line method.

The aggregate net book value of the capital leases included on the consolidated balance sheets, are as follows:

	December 31,
	2002	2001

Equipment and vehicles	$24,902	$19,994
Less: accumulated depreciation	(16,085)	(4,884)
Equipment deposits	—	2,086
	$8,817	$17,196

NOTE K - OPERATING LEASE AGREEMENTS

The Company has entered into three non-cancelable lease agreements for office space.  The leases are generally for terms of one to seven years.  All leases (other than those described in Note J) in effect at December 31, 2002 and 2001 have been accounted for as operating-type leases.

Future minimum lease payments are as follows for the years ended December 31 (in thousands):

Minimum Obligations

2003	$88
2004	68
2005	68
2006	68
2007	68
2008	57
$417

Rental expense aggregated approximately $230 thousand and $422 thousand for the years ended December 31, 2002 and 2001, respectively.

NOTE L - RETIREMENT PLAN

The Company has adopted a 401(k) profit sharing retirement plan that covers all full-time employees who have attained age 21, with one or more years of service.  The Plan allows for discretionary matching contributions which are allocated to participant accounts on the last day of the Plan year based on the first 6% of salary deferrals elected by each eligible employee.  In addition, the Company can make discretionary contributions based on profitability.  For the years ended December 31, 2002 and 2001, the Company’s contribution was $41 thousand and $26 thousand respectively, none of which was discretionary.

NOTE M - COMMITMENTS

Equipment Service Contracts:

The Company has entered into various non-cancelable agreements (which are subject to amendment for the addition/deletion of specific covered units) with Marconi Medical Systems, CTI, Inc. and GE Medical Systems for the servicing and maintenance of their medical equipment.  The agreements are for various terms with monthly payments aggregating approximately $124 thousand.  These agreements expire between September 2004 and December 2007.

Equipment Deposits:

As of December 31, 2002, the Company has committed to purchase two new pieces of medical equipment for a total price of approximately $2.4 million.  The Company made down payments on the equipment that aggregated approximately $72 thousand as of December 31, 2002.  This equipment was placed in service in March 2003 and financed via capital lease arrangements.

Subsequent Events:

On August 1, 2003, InSight Health Corp. (“InSight”), a Delaware corporation and a wholly owned subsidiary of InSight Health Services Holdings Corp., a Delaware corporation, acquired a majority of the assets (“CDL Assets”) of the Company, pursuant to an Asset Purchase Agreement dated June 19, 2003 (“Purchase Agreement”).  The CDL Assets acquired by InSight under the Purchase Agreement consist of certain tangible and intangible assets, including 14 magnetic resonance imaging (“MRI”), four (4) positron emission tomography (“PET”), three (3) computed tomography (“CT”) and one lithotripsy unit, customer service agreements and other agreements held by Seller in connection with providing mobile diagnostic imaging services in Pennsylvania, Ohio, Maryland, New Jersey, Michigan, Indiana, Connecticut, West Virginia and Virginia.  The aggregate purchase price for the CDL Assets was approximately $48.5 million and was determined based upon arm’s-length negotiations.

The CDL Assets, when owned by the Company, provided mobile diagnostic imaging services, including MRI, CT, and PET services.  The remaining assets not acquired by InSight were merged into CDL Nuclear Technologies, Inc., a newly formed entity, surviving the merger. The Company’s retained business will continue to provide mobile ultrasound and nuclear medicine services.

NOTE N – RESTATEMENT

Retained earnings as of December 31, 2000 has been restated to reflect the change in the accounting for depreciation of equipment from a tax basis method to the straight line method over the estimated useful lives of the equipment.  The cumulative effect was a $514 thousand increase in retained earnings.

The financial statements for the periods ended December 31, 2002 and 2001 have been restated to correct the accounting for depreciation of equipment, gains on disposition of assets and intangible assets.  As the Company’s taxable income is passed through to its shareholders, there is no tax effect to the Company.

The effects of the corrections are as follows:

	2002	2001

Net Income, as previously reported	$3,569	$1,269
Depreciation	918	388
Gain (loss) on disposition of assets	(1,000)	(272)
Intangible assets	329	—
Net Income, as restated	$3,816	$1,385

CDL MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

JUNE 30, 2003 AND DECEMBER 31, 2002

(Amounts in thousands, except per share data)

	June 30, 2003	December 31, 2002
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,105	$1,936
Trade accounts receivable, net	2,926	3,182
Securities, available for sale, at market	1,031	2,012
Other current assets	126	33
TOTAL CURRENT ASSETS	5,188	7,163

PROPERTY AND EQUIPMENT, net	21,872	21,078
NOTE RECEIVABLE, affiliate	796	772
OTHER ASSETS	152	11
GOODWILL AND OTHER INTANGIBLE ASSETS, net	336	343

TOTAL ASSETS	$28,344	$29,367

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$2,900	$3,179
Current portion of capital lease obligations	3,048	3,058
Accounts payable and other accrued expenses	1,394	981
Stockholders’ distribution payable	702	2,515
TOTAL CURRENT LIABILITIES	8,044	9,733

LONG-TERM LIABILITIES:
Long-term debt, less current portion	5,192	6,531
Capital lease obligations, less current portion	9,812	9,049
TOTAL LONG-TERM LIABILITIES	15,004	15,580

TOTAL LIABILITIES	23,048	25,313

STOCKHOLDERS’ EQUITY:
Common Stock, $1 par value,100 shares authorized, issued and outstanding	—	—
Additional paid-in capital	120	120
Retained earnings	5,327	4,555
Accumulated other comprehensive loss	(151)	(621)
TOTAL STOCKHOLDERS’ EQUITY	5,296	4,054

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$28,344	$29,367

The accompanying notes are an integral part of these condensed consolidated financial statements

CDL MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND 2002

(Amounts in thousands)

	Six Months Ended June 30,
	2003	2002

REVENUES	$12,239	$10,372

COSTS OF OPERATIONS:
Costs of services	6,666	4,710
Provision for doubtful accounts	27	2
Depreciation and amortization	3,367	2,589
TOTAL COSTS OF OPERATIONS	10,060	7,301

GROSS PROFIT	2,179	3,071

OTHER INCOME (EXPENSES):
Gain (loss) on sale of assets and securities	(219)	4
Interest and dividends	55	11
Interest expense, net	(628)	(768)
	(792)	(753)

NET INCOME	$1,387	$2,318

The accompanying notes are an integral part of these condensed consolidated financial statements

CDL MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND 2002

(Amounts in thousands)

	Six Months Ended June 30,
	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,387	$2,318
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,367	2,589
(Gain) loss on sale of assets	219	(4)
Other	(20)	2
Changes in operating assets and liabilities:
Trade accounts receivable, net	256	(159)
Other current assets	(93)	(14)
Accounts payable and other accrued expenses	413	(215)

NET CASH PROVIDED BY OPERATING ACTIVITES	5,529	4,517

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds (purchases) of securities available for sale, net	(319)	(910)
Proceeds from sale of assets	34	4
Cash paid for acquisition of Partnership assets (RCA/CDL)	—	(353)
Additions to property and equipment	(1,069)	(1,165)
Other	(140)	—

NET CASH (USED IN) INVESTING ACTIVITIES	(1,494)	(2,424)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings on long-term debt	—	313
Scheduled repayments of long-term debt and capital lease obligations	(3,735)	(2,427)
Stockholders’ distributions paid	(1,131)	(75)

NET CASH (USED IN) FINANCING ACTIVITIES	(4,866)	(2,189)

(DECREASE) IN CASH AND CASH EQUIVALENTS	(831)	(96)

CASH, BEGINNING OF PERIOD	1,936	1,175

CASH, END OF PERIOD	$1,105	$1,079

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$628	$765

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Stockholders’ distributions accrued	$—	$600
Equipment additions under capital lease	2,935	2,201
Noncash shareholder distributions of investment securities	1,297	—

The accompanying notes are an integral part of these condensed consolidated financial statements

CDL MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

June 30, 2003 and 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

CDL Medical Technologies Inc. (an S Corporation) (“Company”) is engaged in the business of renting medical scanning equipment and providing various other services to hospitals and physicians in the Northeastern United States.

Interim Financial Statements

The unaudited consolidated financial statements of the Company included herein have been prepared in accordance with accounting policies generally accepted in the United States for interim financial statements and do not include the information and disclosures required by accounting principles generally accepted in the United States for annual financial statements.  These financial statements should be read in conjunction with the consolidated financial statements and related footnotes as of and for the period ended December 31, 2002.  In the opinion of management, all adjustments (consisting of normal recurring accruals) necessary fair presentation of the results for the period have been included.  The results of operations for the six months ended June 30, 2003 are not necessarily indicative of the results to be achieved for the full year.

Certain reclassifications have been made to conform prior year amounts to the current year presentation.

Use of Estimates

The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses.  Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements.  Accordingly, upon settlement, actual results may differ from estimated amounts.

Revenue Recognition

Revenues from equipment rental contracts (primarily Mobile Facilities) are recognized when services are provided.  Revenues are presented net of related contractual adjustments, which represent the difference between the Company’s charge for a procedure and what it will ultimately receive from its customers.

Property and Equipment

Property and equipment are stated at cost.  Major renewals and betterments are capitalized while replacements, maintenance and repairs, which do not improve or extend the life of the respective assets, are expensed currently.  When assets are sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations.

Depreciation is computed using the straight-line method based upon the following useful lives:

Building and improvements	15 to 39 years
Equipment and vehicles – owned	5 to 7 years
Equipment and vehicles – capital lease	5 to 7 years
Office furniture and equipment	3 to 7 years

Income Taxes

The Company, with the consent of its stockholders, has elected not to be subject to federal or Pennsylvania corporate income taxes under respective Subchapter S elections.  In lieu of corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company’s income.  Therefore, no provision for federal or state income taxes has been included in the consolidated financial statements.

Comprehensive Income (Loss)

Components of comprehensive income are changes in equity other than those resulting from investments by owners and distributions to owners.  Net income (loss) is the primary component of comprehensive income.  The Company’s only component of comprehensive income other than net income (loss) is the change in unrealized gain or loss on securities available for sale.  The aggregate amounts of such changes to equity that have not yet been recognized in net income are reported in the equity portion of the consolidated balance sheets as accumulated other comprehensive income (loss).

Goodwill and Other Intangible Assets

Goodwill represents the excess purchase price paid by the Company over the fair value of the tangible and intangible assets and liabilities.  In accordance with SFAS No. 142, the goodwill is not being amortized, but instead will be subject to an annual assessment of impairment by applying a fair-value based test.  Goodwill at June 30, 2003 and 2002 was $329,000.  Other intangible assets are stated at cost and are being amortized as follows using the straight-line method:  Loan origination fees - over the term of the related loans; Customer based intangible assets arising from business combinations and the purchase of service contracts - over the average life of the contracts.

NOTE B - COMMITMENTS

Equipment Service Contracts:

The Company has entered into various non-cancelable agreements (which are subject to amendment for the addition/deletion of specific covered units) with Marconi Medical Systems, CTI, Inc. and GE Medical Systems for the servicing and maintenance of their medical equipment.  The agreements are for various terms with monthly payments aggregating approximately $124 thousand.  These agreements expire between September 2004 and December 2007.

Subsequent Events:

On August 1, 2003, InSight Health Corp. (“InSight”), a Delaware corporation and a wholly owned subsidiary of InSight Health Services Holdings Corp., a Delaware corporation, acquired a majority of the assets (“CDL Assets”) of the Company, pursuant to an Asset Purchase Agreement dated June 19, 2003 (“Purchase Agreement”).  The CDL Assets acquired by InSight under the Purchase Agreement consist of certain tangible and intangible assets, including 14 magnetic resonance imaging (“MRI”), four (4) positron emission tomography (“PET”), three (3) computed tomography (“CT”) and one lithotripsy unit, customer service agreements and other agreements held by Seller in connection with providing mobile diagnostic imaging services in Pennsylvania, Ohio, Maryland, New Jersey, Michigan, Indiana, Connecticut, West Virginia and Virginia.  The aggregate purchase price for the CDL Assets was approximately $48.5 million and was determined based upon arm’s-length negotiations.

The CDL Assets, when owned by the Company, provided mobile diagnostic imaging services, including MRI, CT, and PET services.  The remaining assets not acquired by InSight were merged into CDL Nuclear Technologies, Inc., a newly formed entity, surviving the merger. The Company’s retained business will continue to provide mobile ultrasound and nuclear medicine services.